Exhibit 99.1

Permex Petroleum Announces Repayment of Outstanding Debentures and Closing of Private Placement

VANCOUVER, BC, November 4, 2024 – Permex Petroleum Corporation (CSE: OIL) (FSE: 75P) (“Permex” or the “Company”) is pleased to announce that on November 1, 2024 the Company closed the first tranche (the “First Tranche”) of its previously announced private placement (the “Offering”) of convertible debenture units of the Company (the “Units”) for gross proceeds of US$4,276,389. The terms of the Offering were announced by the Company on September 9, 2024 and September 18, 2024.

Pursuant to the First Tranche, the Company issued 4,276 Units, with each Unit consisting of one secured convertible debenture (a “Debenture”) in the principal amount of US$1,000 and 523 common share purchase warrants (each, a “Warrant”). Each Warrant is exercisable for a period of five years from the date of issuance for one common share of the Company (a “Share”) at an exercise price of US$1.91.

The Debentures will mature (the “Maturity Date”) one-year from the date of issuance. The Debentures bear simple interest at a rate of 10%, payable on the Maturity Date or the date on which all or any portion of the Debenture is repaid. Interest will be paid in cash or Shares based on a conversion price of US$1.91 (the “Conversion Price”), subject to the approval of the Canadian Securities Exchange (the “Exchange”).

At any time during the term of the Debentures, a holder of Debentures may elect to convert the outstanding principal and any accrued and unpaid interest thereon into Shares at the Conversion Price. The Debentures will automatically convert into Shares at the Conversion Price in the event the Company completes a financing of Shares for aggregate gross proceeds of at least US$7,500,000.

The proceeds of the Offering are expected to be used for the repayment of outstanding debentures, drilling and development, any future acquisition transactions the Company may engage in, and for general working capital purposes. No finders’ fees were paid in connection with the First Tranche.

Brad Taillon, a director and the Chief Executive Officer and President of the Company, subscribed for 50 Units under the Offering (the “Related Party Participation”). The Related Party Participation constitutes a “related party transaction” as defined under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is relying on exemptions from the minority shareholder approval and formal valuation requirements applicable to the Related Party Participation under sections 5.5(a) and 5.7(1)(a), respectively, of MI 61-101, as neither the fair market value of the Units to be purchased by Mr. Taillon, nor the consideration to be paid by him exceeds 25% of the Company’s market capitalization. The Company did not file a material change report more than 21 days before the expected closing of the Offering as the details of the Offering and the participation therein by Mr. Taillon was not settled until recently and the Company wishes to close on an expedited basis for sound business reasons.

The Units offered in the Offering have been and will be offered only to persons who either qualify as an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or who are located outside of the United States and are not a “U.S. person” as defined in Regulation S under the U.S. Securities Act. All securities issued pursuant to the Offering and underlying securities will be subject to a four-month hold period from the date of issuance pursuant to applicable Canadian securities laws, in addition to such other restrictions as may apply under the U.S. Securities Act and other applicable securities laws of jurisdictions outside of Canada.

None of the securities to be offered in the Offering have been and will not be registered under the U.S. Securities Act or under any U.S. state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in the United States or any jurisdiction in which such offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the U.S. Securities Act.

Repayment of Debentures

The Company further announces that, concurrently with the completion of the Offering, the Company has fully repaid its previously outstanding debentures (the “Previous Debentures”) in the aggregate principal amount of $1.365 million along with accrued and unpaid interest totaling $59,787.50. The Previous Debentures carried an interest rate of 10% per annum. Additionally, the Company and the holders of the Previous Debentures agreed to cancel the 401,310 share purchase warrants issued with the Previous Debentures. These warrants had an exercise price of US$4.08 and were set to expire on April 16, 2029 and June 12, 2029, respectively.

Early Warning Disclosure under Canadian Securities Laws

Pursuant to the First Tranche, Kent Lindemuth acquired 3,000 Units for aggregate consideration of US$3,000,0000. Prior to the acquisition, Mr. Lindemuth owned US$865,000 principal amount of Previous Debentures and 254,310 share purchase warrants, representing 47.98% of the issued and outstanding Shares on a partially-diluted basis assuming the exercise of Mr. Lindemuth’s Previous Debentures and warrants into Shares. Immediately following the acquisition of the Units in the Offering, Mr. Lindemuth now owns US$3,000,000 principal amount of Debentures and 1,569,000 Warrants, representing 85.06% of the issued and outstanding Shares on a partially-diluted basis assuming the exercise of Mr. Lindemuth’s Debentures and Warrants into Shares. The Units were acquired by Mr. Lindemuth for investment purposes. Mr. Lindemuth may acquire additional securities of the Company, including on the open market or through private acquisitions, or sell securities of the Company, including on the open market or through private dispositions, in the future depending on market conditions, reformulation of plans and/or other relevant factors.

Pursuant to the First Tranche, Jeffrey E. Eberwein acquired 776.39 Units for aggregate consideration of US$776,389. Prior to the acquisition, Mr. Eberwein owned US$500,000 principal amount of Previous Debentures and 147,000 share purchase warrants, representing 34.78% of the issued and outstanding Shares on a partially-diluted basis assuming the exercise of Mr. Eberwein’s Previous Debentures and warrants into Shares. Immediately following the acquisition of the Units in the Offering, Mr. Eberwein now owns US$776,389 principal amount of Debentures and 406,051 Warrants, representing 59.57% of the issued and outstanding Shares on a partially-diluted basis assuming the exercise of Mr. Eberwein’s Debentures and Warrants into Shares. The Units were acquired by Mr. Eberwein for investment purposes. Mr. Eberwein may acquire additional securities of the Company, including on the open market or through private acquisitions, or sell securities of the Company, including on the open market or through private dispositions, in the future depending on market conditions, reformulation of plans and/or other relevant factors.

This disclosure is issued pursuant to National Instrument 62-103 - The Early Warning System and Related Take-Over Bid and Insider Reporting Issues, which also requires an early warning report to be filed with the applicable securities regulators containing additional information with respect to the foregoing matters. A copy of the early warning reports will be filed by Mr. Lindemuth and Mr. Eberwein in accordance with applicable securities laws and will be available on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca

About Permex Petroleum Corporation

Permex Petroleum (CSE: OIL) (FSE: 75P) is a uniquely positioned junior oil & gas company with assets and operations across the Permian Basin of West Texas and the Delaware Sub-Basin of New Mexico. The Company focuses on combining its low-cost development of Held by Production assets for sustainable growth with its current and future Blue-Sky projects for scale growth. The Company, through its wholly owned subsidiary, Permex Petroleum US Corporation, is a licensed operator in both states, and owns and operates on private, state and federal land. For more information, please visit www.permexpetroleum.com.

Contact Information

Permex Petroleum Corporation
Brad Taillon
Chief Executive Officer
(346) 245-8981

Renmark Financial Communications USA Inc.

Henri Perron, CPIR: hperron@renmarkfinancial.com

Tel.: (416) 644-2020 or (212)-812-7680

www.renmarkfinancial.com

Cautionary Disclaimer Statement:

Neither Canadian Securities Exchange, nor its Regulation Services Provider (as that term is defined in their respective policies) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains “forward-looking information” within the meaning of applicable securities laws that is intended to be covered by the safe harbours created by those laws. “Forward-looking information” includes statements that use forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “believe”, “continue”, “potential” or the negative thereof or other variations thereof or comparable terminology. Such forward-looking information includes, without limitation, information regarding the use of proceeds from the Offering.

Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management at the date the statements are made, including without limitation, that the Company will be able to use the proceeds from the Offering as anticipated. Furthermore, such forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking information, including without limitation: the inability to use the proceeds from the Offering as expected; recent market volatility; and the state of the financial markets for the Company’s securities.

Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking statement, forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. We seek safe harbor.